UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2013

Analog Devices, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	1-7819	04-2348234
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2013, the Board of Directors of Analog Devices appointed Vincent T. Roche as interim Chief Executive Officer, pursuant to the Company’s by-laws, following the death of Jerald G. Fishman on March 28, 2013.

Mr. Roche, 53, will continue to serve as the Company’s President, a position he has held since November 2012. Previously, Mr. Roche was the Company’s Vice President, Sales and Strategic Market Segments Group from 2009 to November 2012, and was the Company’s Vice President, Worldwide Sales from 2001 to 2009. There are no reportable family relationships or related person transactions involving Analog Devices and Mr. Roche.

A copy of the press release issued by the Company on March 29, 2013 is filed with this Report as Exhibit 99.1.

Item 8.01.      Other Events

On March 29, 2013, the Company issued a press release announcing the death of its Chief Executive Officer, Jerald G. Fishman on March 28, 2013. A copy of the press release is filed with this Report as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 29, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2013	ANALOG DEVICES, INC.
	By:	/s/ David A. Zinsner
David A. Zinsner
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 29, 2013